UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2025

ARRAY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 Midway Place NE

Albuquerque, New Mexico 87109

(Address of Principal Executive Offices, and Zip Code)

(505) 881-7567

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 14, 2025, Array Technologies, Inc., a Delaware corporation (the “Company”), and STINorland USA, Inc., a California corporation and an indirect wholly-owned subsidiary of the Company (“Buyer”), entered into an amendment (the “Amendment”) to the Purchase Agreement (as defined below) with APA Solar, LLC, an Ohio limited liability company (“APA”), SunHoldings, LLC, an Ohio limited liability company (“Seller”), and the guarantors party thereto, pursuant to which the parties modified the timing of certain installments of Deferred Consideration (as defined below) payable to Seller pursuant to the Purchase Agreement. Such installments of Deferred Consideration, as amended, are described below in Item 2.01 of this Current Report on Form 8-K (this “Report”), which description is incorporated herein by reference.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 2.2 to this Report and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 14, 2025 (the “Closing Date”), the Company completed its previously announced acquisition (the “APA Acquisition”) of APA, pursuant to that certain equity purchase agreement (as amended, the “Purchase Agreement”), dated as of June 17, 2025, by and among the Company, Buyer, APA, Seller, and the guarantors party thereto.

At the closing of the APA Acquisition, pursuant to the Purchase Agreement, the Company paid cash consideration to the Seller of approximately $159.9 million, net of preliminary and customary purchase price adjustments and subject to final post-closing settlement (after giving effect to such settlement, the “Purchase Price”). The Company has also agreed to pay aggregate deferred consideration in an amount equal to 20% of the Purchase Price (the “Deferred Consideration”), which will be payable to Seller in three installments (each, a “Deferred Consideration Installment” and the date of each such installment, a “Deferred Consideration Installment Date”): (i) within five business days after the first anniversary of the Closing Date, an amount equal to 50% of the Deferred Consideration, (ii) on December 31, 2026, an amount equal to (A) 50% of the Deferred Consideration multiplied by (B) the proportion of the two-year period from the Closing Date to the second anniversary of the Closing Date that has elapsed as of December 31, 2026 and (iii) within five business days after the second anniversary of the Closing Date, an amount equal to the remaining balance of the Deferred Consideration. As more fully described in the Purchase Agreement, the Deferred Consideration Installments are subject to reduction if either Joshua Von Deylen or Joseph Von Deylen cease to be employees of the Company under certain circumstances. Each Deferred Consideration Installment will, at the Company’s election, be paid (i) in cash, (ii) through the issuance of shares of Company common stock, par value $0.001 per share (“common stock”), valued at the closing price on the trading day immediately preceding the applicable Deferred Consideration Installment Date (if any such shares are issued, the “Deferred Consideration Shares”) or (iii) by any combination of the foregoing.

In addition, the Purchase Agreement provides for an earnout pursuant to which the Seller may be granted additional shares of the Company’s common stock based upon APA’s achievement of certain financial performance targets during the three-year period ending on September 30, 2028 (the “Earnout Consideration”). The maximum number of shares payable as Earnout Consideration will be determined by dividing $40.0 million by the volume weighted average price of the Company’s common stock for the 10 trading days immediately following the Closing Date. The number of shares payable will be subject to reduction if the cumulative value of the Earnout Consideration earned (measured on each date such shares are issued) exceeds $90.0 million. The Purchase Agreement provides that, to the extent the issuance of any Earnout Consideration or Deferred Consideration Shares would require stockholder approval under Nasdaq Listing Rule 5635(a), the Company will pay cash in lieu of issuing such shares, unless such stockholder approval has been obtained.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, as amended by the Amendment, copies of which are filed as Exhibits 2.1 and 2.2, respectively, to this Report and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 14, 2025, the Company issued a press release announcing the closing of the APA Acquisition, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein. Additionally, a copy of the press release is available on the Company’s website at www.arraytechinc.com.

The information included in Item 7.01 of this Report and the press release attached as Exhibit 99.1 hereto being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit#	Description

2.1+	Equity Purchase Agreement, dated June 17, 2025, by and among STINorland USA, Inc., Array Technologies, Inc., APA Solar, LLC, SunHoldings, LLC and the Guarantors party thereto (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2025).

2.2	First Amendment to Equity Purchase Agreement, dated August 14, 2025, by and among STINorland USA, Inc., Array Technologies, Inc., APA Solar, LLC, SunHoldings, LLC, and the Guarantors party thereto.

99.1	Press Release of Array Technologies, Inc., dated August 14, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain exhibits and schedules have been omitted pursuant to Regulation S-K Item 601(a)(5) and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

Date: August 14, 2025	By:	/s/ Gina K. Gunning
	Name:	Gina K. Gunning
	Title:	Chief Legal Officer and Corporate Secretary